Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement No. 333-297219 on Form F-1 of Genneia S.A., of our report dated March 13, 2026 relating to the consolidated financial statements of Genneia S.A. as of December 31, 2025, 2024 and 2023 and for each of the three years in the period ended December 31, 2025, appearing in the Registration Statement.
We also consent to the reference to us under the heading “Experts” in this Registration Statement.
/s/ Deloitte & Co. S.A.
City of Buenos Aires, Argentina July 17, 2026